UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2003

NTS-PROPERTIES V,
A MARYLAND LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in its Charter)

Maryland	0-13400	61-1051452
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Incorporation)
Incorporation)

10172 Linn Station Road,
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

(502) 426-4800
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 9. Regulation FD Disclosure.

     The general partners of NTS-Properties III, NTS-Properties IV, NTS-Properties V, NTS-Properties VI and NTS-Properties VII have reached an agreement in principle with representatives of the class of plaintiffs to settle the action captioned Buchanan et al. v. NTS-Properties Associates et al. (Case No. C 01-05090). The action was originally filed in the Superior Court of the State of California for the County of Contra Costa against the general partners and several affiliated individuals and entities in December 2001. The settlement is subject to, among other things, preparing and executing a settlement agreement to be presented to the court for preliminary and final approval. The proposed settlement would include releases for all of the parties for any of the claims asserted in the Buchanan litigation and the class action and derivative litigation filed in the Circuit Court for Jefferson County Kentucky and captioned Bohm et al. v. J.D. Nichols et al. (Case No. 03-CI-01740).

     As part of the proposed settlement, the general partners have agreed to pursue a merger of the partnerships along with other real estate entities affiliated with the general partners into a newly-formed partnership. The general partners would seek to list the limited partnership interests to be issued in the merger on a national securities exchange. The merger will be subject to, among other things, approval by a majority of the limited partner interests in each partnership, final approval of the court in which the Buchanan litigation is pending and receipt by the general partners of an opinion regarding the fairness of the merger to the limited partners from a financial point of view. An independent appraiser has been retained to appraise all of the properties owned by the existing partnerships and affiliated entities and that would be owned after the merger by the new partnership. The appraisal will be used in establishing exchange values which will determine the number of interests that will be issued to each existing partnership in the merger. The interests in the newly-formed partnership will be subsequently distributed to the limited and general partners in each existing partnership as though each partnership had been liquidated.

     The merger will also be subject to the effectiveness of a joint prospectus/consent solicitation statement to be filed with the Securities and Exchange Commission. This announcement is neither an offer to purchase, a solicitation of an offer to sell nor the solicitation of a proxy to vote, any of the limited partner interests of the partnerships. Each limited partner is strongly encouraged to read the prospectus/consent statement and any other relevant documents when filed with the Securities and Exchange Commission. These documents will contain important information and may be obtained free of charge on the SEC's website at www.sec.gov, or on the partnerships' website at www.ntsdevelopment.com.

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Forward Looking Information

     This filing may contain forward-looking statements involving risks and uncertainties. Statements in this filing that are not historical, including statements regarding intentions, beliefs, expectations, representations, plans or predictions of the future, constitute forward-looking statements. These risks and uncertainties include, but are not limited to, court and other regulatory approval of the proposed mergers, the ability to successfully integrate each of the acquired partnerships as well as general risks and uncertainties associated with owning real estate. For a discussion of some of these potential risks and uncertainties, please refer to the annual and quarterly reports filed by each of the partnerships with the Securities and Exchange Commission. The partnerships do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS-PROPERTIES V,
A MARYLAND LIMITED PARTNERSHIP

By:	NTS-Properties Associates V,
General Partner
By: NTS Capital Corporation,
General Partner

/s/ Gregory A. Wells

Gregory A. Wells
Chief Financial Officer of NTS Capital Corporation

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